Exhibit 5.1

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300 East Lombard Street, 18th Floor
Baltimore, MD 21202-3268
TEL 410.528.5600
FAX 410.528.5650
www.ballardspahr.com

September 15, 2021

Broadstone Net Lease, Inc. 800 Clinton Square Rochester, New York 14604

Re:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”) – Issuance and sale of $375,000,000 aggregate principal amount of 2.600% Notes due 2031 (the “Notes”) by Broadstone Net Lease, LLC, a New York limited liability company of which the Company acts as the sole managing member (the “Operating Partnership”), pursuant to a Registration Statement on Form S-3 (File Nos. 333-257317 and 333-257317-01) filed with the United States Securities and Exchange Commission (the “Commission”) on June 23, 2021 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes by the Operating Partnership and the guarantee of the Notes by the Company, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 18, 2007, Articles of Amendment filed with the Department on September 14, 2020, Articles Supplementary filed with the Department on September 14, 2020, and Articles of Amendment filed with the Department on September 18, 2020;

(ii)    the Second Amended and Restated Bylaws of the Company, effective as of March 23, 2020 (the “Bylaws”);

(iii)    resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of June 22, 2021, September 3, 2021 and September 10, 2021 (collectively, the “Directors’ Resolutions”);

(iv)    the Second Amended and Restated Operating Agreement of the Operating Partnership, dated September 20, 2020 (the “Operating Agreement”);

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2021

(v)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vi)    the Registration Statement and the related form of base prospectus and prospectus supplement, filed pursuant to the Act;

(vii)    a copy of the fully executed Indenture, dated as of September 15, 2021 (the “Base Indenture”), by and among the Company, the Operating Partnership and U.S. Bank National Association (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of September 15, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”);

(viii)    a copy of the fully executed global note, dated as of September 15, 2021 (the “Global Note”), registered in the name of The Depository Trust Company’s nominee Cede & Co., representing the Notes;

(ix)    a copy of the fully executed guarantee, dated as of September 15, 2021 (the “Guarantee”), made by the Company for the benefit of the holders of the Notes and annexed to the Global Note (the “Guarantee”);

(x)    a certificate executed by two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and the Operating Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the form, approval, execution and delivery of the Indenture, the Global Note and the Guarantee; and

(xi)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2021

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    the Notes will be issued under, and subject to the terms of, the Indenture; and

(g)    the Notes will be issued in book-entry form, represented by the Global Note, and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    The Company has the corporate power to create the obligation evidenced by the Guarantee.

3.    The issuance of the Notes, the guarantee of the Notes by the Company, and the execution and delivery of the Global Note, the Guarantee and the Indenture, in each case by the Company in its own capacity and, in its capacity as sole managing member of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, have been duly authorized by all necessary corporate action on the part of the Company. The Global Note, the Guarantee and the Indenture have been duly executed and delivered by the Company in its own capacity and, in its capacity as sole managing member of the Operating Partnership, on behalf of the Operating Partnership, as the case may be.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the Trust Indenture Act of 1939, as amended, and we express no opinion with respect to the limited liability company actions required for the Operating Partnership to authorize, execute or deliver any document. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2021

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes and the Guarantee, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes and the Guarantee. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP